UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 4, 2008

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Walnut Street, 9th Floor
Philadelphia, Pennsylvania 19106
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (215) 238-1046

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

On January 4, 2008, Hersha Hospitality Limited Partnership (“HHLP”), the operating partnership subsidiary of Hersha Hospitality Trust (“HT”), entered into a Contribution Agreement (the “Contribution Agreement”) with Shree Associates, Kunj Associates, Shanti III Associates, Trust FBO Sajni Mehta Browne under the Bharat and Devyani Mehta 2005 Trust dated January 13, 2006, Trust FBO Neelay Mehta under the Bharat and Devyani Mehta 2005 Trust dated January 13, 2006, Trust FBO Jay H Shah under the Hasu and Hersha Shah 2004 Trust dated August 18, 2004, Trust FBO Neil H Shah under the Hasu and Hersha Shah 2004 Trust dated August 18, 2004, PLM Associates LLC, David L. Desfor and Ashish R. Parikh and closed on the acquisition of membership interests in 44 Duane Street, LLC (the “LLC”), the sole general partner of 5444 Associates (the “LP”), and partnership interests in the LP, the owner of the land, hotel and improvements associated with the Duane Street Hotel (the “Hotel”) located at 130 Duane Street in New York, New York.

The purchase price for the membership interests and partnership interests was approximately $24.75 million, which was paid in the form of $2.0 million in cash, proceeds of a loan from Wells Fargo Bank, National Association in the principal amount of $15.0 million which accrues interest at 7.1% per annum and matures on February 1, 2018, and 799,585 units of limited partnership interest of HHLP (“OP Units”) valued at approximately $9.94 per unit.  Hersha Hospitality Management L.P. (“HHMLP”), Hersha’s affiliated hotel management company, will continue to manage the Hotel.

The following executive officers and trustees of HT had direct or indirect interests in the LLC and the LP:  Hasu P. Shah, our Chairman of the Board of Trustees and former Chief Executive Officer; Kiran P. Patel, a member of our Board of Trustees; Jay H. Shah, a member of our Board of Trustees and our Chief Executive Officer; Neil H. Shah, our President and Chief Operating Officer; Ashish R. Parikh, our Chief Financial Officer; and David L. Desfor, our Treasurer and Secretary.  Each of these trustees and executive officers will receive a portion of the OP Units issued in the transaction.  As a related party transaction, the transaction was approved by all of HT’s independent trustees.

The preceding description of the material terms of the Contribution Agreement is qualified in its entirety by reference to the terms of the Contribution Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01          Financial Statements and Exhibits.

(c)            Exhibits

Exhibit 10.1
Contribution Agreement, dated as of January 8, 2008, by and among Shree Associates, Kunj Associates, Shanti III Associates, Trust FBO Sajni Mehta Browne under the Bharat and Devyani Mehta 2005 Trust dated January 13, 2006, Trust FBO Neelay Mehta under the Bharat and Devyani Mehta 2005 Trust dated January 13, 2006, Trust FBO Jay H Shah under the Hasu and Hersha Shah 2004 Trust dated August 18, 2004, Trust FBO Neil H Shah under the Hasu and Hersha Shah 2004 Trust dated August 18, 2004, PLM Associates LLC, David L. Desfor and Ashish R. Parikh and Hersha Hospitality Limited Partnership.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: January 10, 2008	By:	/s/Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer